Exhibit 10.3

FIRST AMENDMENT

TO

AMENDED AND RESTATED PROPERTY MANAGEMENT AGREEMENT

This FIRST AMENDMENT TO THE AMENDED AND RESTATED PROPERTY MANAGEMENT AGREEMENT (the “Amendment”) is made and entered as of the 6th day of November, 2012 and effective as of the 22nd day of November, 2012, by and among BEHRINGER HARVARD MULTIFAMILY REIT I, INC., a Maryland corporation (the “Company”), BEHRINGER HARVARD MULTIFAMILY OP I LP, a Delaware limited partnership (the “OP”), and BEHRINGER HARVARD MULTIFAMILY MANAGEMENT SERVICES, LLC, a Texas limited liability company (the “Manager,” and together with the Company and the OP, the “Parties”).

WHEREAS, the Parties previously entered into that certain Amended and Restated Property Management Agreement, dated September 2, 2008, as amended by letter agreements dated May 12, 2011, August 11, 2011 and November 10, 2011 (as amended, the “Agreement”);

WHEREAS, pursuant to Section 4.2 of the Agreement, the Agreement shall automatically renew for an additional two year term on November 22, 2012 unless terminated by any Party by written notice given at least 30 days in advance of November 22, 2012; and

WHEREAS, the Parties desire to amend the Agreement (among other things) to extend the term of the Agreement through June 30, 2013.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do hereby agree, as follows:

1.             Defined Terms. Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.

2.             Amendment to Section 4.2. The first sentence of Section 4.2 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following two sentences:

4.2          Term. This Agreement shall continue in force until June 30, 2013, unless otherwise terminated as provided herein. At any time prior to June 30, 2013, the Company shall have the right to terminate this Agreement upon at least sixty (60) days prior written notice.

3.             Ratification; Effect on the Agreement.

(a)           Ratification. The Agreement, as amended by this Amendment, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

(b)           Effect on the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the Agreement as amended hereby.

4.             Miscellaneous.

(a)           Governing Law; Venue. This Amendment and the legal relations between the parties hereto shall be construed and interpreted in accordance with the internal laws of the State of Texas without giving effect to its conflicts of law principles, and venue for any action brought with respect to any claims arising out of this Amendment shall be brought exclusively in Dallas County, Texas.

(b)           Headings. The titles and headings of the sections and subsections contained in this Amendment are for convenience only, and they neither form a part of this Amendment nor are they to be used in the construction or interpretation hereof.

(c)           Severability. The provisions of this Amendment are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d)           Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. This Amendment, to the extent signed and delivered by means of electronic mail or a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were an original signed version thereof delivered in person. No party hereto shall raise the use of electronic mail or a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of electronic mail or a facsimile machine as defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

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IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

BEHRINGER HARVARD MULTIFAMILY MANAGEMENT SERVICES, LLC

By:	/s/ Robert S. Aisner
Name:	Robert S. Aisner
Its:	Chief Executive Officer

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

By:	/s/ Daniel J. Rosenberg
Name:	Daniel J. Rosenberg
Its:	Senior Vice President — Legal, General Counsel and Secretary

BEHRINGER HARVARD MULTIFAMILY OP I LP

By:	BHMF, Inc., its General Partner

By:	/s/ Daniel J. Rosenberg
Name:	Daniel J. Rosenberg
Its:	Senior Vice President — Legal, General Counsel and Secretary